EXHIBIT 99.C1B




                                   Exhibit 10

                         Consent of Price Waterhouse LLP



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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of the WRL Freedom Wealth Protector Post-Effective Amendment No. 11 to the Registration Statement on Form S-6 of our report dated January 30, 1998, relating to the financial statements and selected per unit data and ratios of the sub-accounts comprising the WRL Series Life Account, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.




PRICE WATERHOUSE LLP

Kansas City, Missouri
April 20, 1998